                                                                EXHIBIT 10.1

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement"), which includes Exhibits A and B hereto which are incorporated herein by this reference, is entered into by and between TEKELEC, a California corporation (the "Company"), and HOWARD ORINGER, a California resident ("Consultant"), and shall become effective as of August 1, 1996 (the "Effective Date").

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Consultant agree as follows:

         1. CONSULTANCY. The Company hereby retains Consultant, and Consultant hereby accepts such retention, to consult for the Company upon the terms and subject to the conditions set forth herein, commencing as of the Effective Date and continuing until December 1, 1996 or until this Agreement is sooner terminated in accordance with Section 5 hereof (the "Term"). Consultant shall render such consulting services to the Company as an independent contractor and not as an employee, agent, joint venturer or otherwise.

         2. DUTIES. Consultant's primary duty and responsibility under this Agreement shall be to provide consultation and advice to the Company concerning strategic business planning and related matters as well as such other duties and responsibilities upon which such parties mutually agree. Consultant agrees (a) to perform such services diligently and to the best of his abilities and (b) to make himself available for one to two days per week (as Consultant deems appropriate or necessary) during the Term (not to exceed a maximum aggregate of 24 days during the Term) to perform such services. Time devoted to Consultant's duties as a member of the Company's Board of Directors shall not be considered to be consulting services under this Agreement.

         3. COMPENSATION.

                  3.1 In consideration for his agreement herein to render consulting services to the Company, the Company agrees (a) to issue to Consultant as of the Effective Date warrants in the form attached hereto as Exhibit A and to use reasonable efforts to cause the securities issuable upon exercise thereof to be registered under the Securities Act of 1933 during the period they are exercisable; and (b) to compensate Consultant at the rate of $1,250 per day for each full day during the Term during which Consultant performs services hereunder.

                  3.2 No later than 20 days following the last day of each calendar month during the Term, Consultant shall submit to the President of the Company a statement of services rendered by Consultant hereunder during the preceding calendar month, which statement shall set forth the number of days of consulting services performed, the nature of such services and the amount owed. The Company agrees to pay to Consultant the full amount due pursuant to each such statement no later than 10 business days after the Company's receipt of such statement.
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                  3.3 Consultant shall not be entitled to receive any
compensation or benefits in connection with his performance of services hereunder except as expressly provided in Sections 3.1 and 4 hereof.

         4. EXPENSES. The Company shall reimburse Consultant for any and all reasonable out-of-pocket expenses incurred by Consultant in rendering consulting services hereunder. Such expenses shall include, without limitation, travel, telephone and telecopy expenses incurred by Consultant in connection with his performance of services hereunder. All claims for expenses shall be accompanied by receipts and documented in writing in accordance with the Company's standard procedures as they may exist from time to time. The Company agrees to reimburse Consultant for such expenses no later than 10 business days after the Company's receipt of proper documentation therefor.

         5. TERMINATION. This Agreement and Consultant's retention hereunder shall continue until the earlier to occur of (a) December 1, 1996 or (b) the death or disability of Consultant.

         6. CONFIDENTIALITY. Consultant shall execute on the date hereof and send to the Company the Confidentiality Agreement attached hereto as Exhibit B.

         7. MISCELLANEOUS.

                  7.1 Notices. Except as otherwise noted herein, all notices pursuant to this Agreement shall be in writing, shall specifically reference this Agreement and shall be deemed duly sent and given upon actual delivery to and receipt by the relevant party (which in the case of the Company shall be the President).

                  7.2 Taxes. Consultant is solely responsible for paying when due all income and other taxes incurred as a result of the compensation paid by the Company to Consultant for services rendered under this Agreement. Consultant agrees to defend, indemnify and hold the Company harmless from and against any and all claims, costs, losses, fees, penalties, interest or damages suffered by the Company as a result of Consultant's failure to comply with this Section 7.2.

                  7.3 Legal Advice and Construction of Agreement. Both parties hereto have received independent legal advice with respect to, and neither has relied upon the other (or his or its advisors) in entering into, this Agreement.

                  7.4 Entire Agreement. This Agreement constitutes a single integrated contract expressing the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.

                  7.5 Amendment and Waiver. This Agreement and each provision hereof may be amended, modified, supplemented or waived only by a written document specifically identifying this Agreement and signed by both parties hereto.


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                  7.6 Specific Performance. Each party hereto may obtain
specific performance to enforce its/his rights hereunder and each party acknowledges that failure to fulfill its/his obligations to the other party hereto would result in irreparable harm.

                  7.7 California Law. This Agreement was negotiated and delivered within the State of California and the rights and obligations of the parties hereto shall be construed and enforced in accordance with and governed by the internal (and not the conflict of laws) laws of California applicable to the construction and enforcement of contracts between parties resident in California which are entered into and fully performed in California. Any action or proceeding arising out of, relating to or concerning this Agreement shall be filed in the state courts of the County of Los Angeles, State of California or in a United States District Court in the Central District of California. The parties hereby waive the right to object to such location on the basis of venue.

                  7.8 Attorneys' Fees. In the event a lawsuit is instituted by either party concerning a dispute under this Agreement, the prevailing party in such lawsuit shall be entitled to recover from the losing party all reasonable attorneys' fees, costs of suit and expenses (including the reasonable fees, costs and expenses of appeals), in addition to whatever damages or other relief the injured party is otherwise entitled to under law or equity.

                  7.9 Force Majeure. Neither party hereto shall be deemed in default if its/his performance of obligations hereunder is delayed or becomes impossible or impracticable by reason of any act of God, war, fire, earthquake, strike, civil commotion, epidemic or any other cause beyond such party's reasonable control.

                  7.10 Successors and Assigns. Neither party may assign this Agreement or any of its/his rights or obligations hereunder to any third party or entity, and this Agreement may not be involuntarily assigned or assigned by operation of law, without the prior written consent of the nonassigning party, which consent may be given or withheld by such nonassigning party in the sole exercise of its/his discretion, except that the Company may assign this Agreement to a corporation acquiring: (1) 50% or more of the Company's capital stock in a merger or acquisition; or (2) all or substantially all of the assets of the Company in a single transaction; and except that Consultant may transfer or assign his rights under this Agreement voluntarily, involuntarily or by operation of law upon or as a result of his death to his heirs, estate and/or personal representative(s). Any prohibited assignment or attempted assigned shall be null and void. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective lawful successors and permitted assigns.

                  7.11 Limitation of Damages. Except as expressly set forth herein, in any action or proceeding arising out of, relating to or concerning this Agreement, including any claim of breach of contract, liability shall be limited to compensatory damages proximately caused by the breach, and neither party shall, under any circumstances, be liable to the other party for consequential, incidental, indirect or special damages, including but not limited to lost profits or income, even if such party has been apprised of the likelihood of such damages occurring.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed as of the date first above written.

TEKELEC                                        HOWARD ORINGER


By:   /s/ Philip J. Alford                     Signature:  /s/ Howard Oringer
   --------------------------------------                -----------------------
      Philip J. Alford, Chief Executive
      Officer and President


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
                                    EXHIBIT A


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                            Warrants to Purchase
                                                   30,000 Shares of Common Stock


                                     TEKELEC

             INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

                            Void after August 1, 2001


         The Warrants evidenced by this certificate have been issued for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         This Certificate evidences the right of Howard Oringer (the "Holder") to purchase 30,000 shares of Common Stock, without par value (the "Shares"), of Tekelec, a California corporation (the "Company"), at a price of $9.50 per Share; subject, however, to the terms and conditions hereinafter set forth.

         1. Term of Warrants. The Warrants may not be exercised after the close of business on August 1, 2001 (the "Warrant Term"), and may be exercised only to the extent such Warrants are vested and only in accordance with the terms and conditions hereinafter set forth.

         2. Exercise of Warrants. The Warrants shall be exercisable as follows:

                  (a) Right to Exercise. The Warrants shall vest and become exercisable cumulatively in 24 equal installments of 1,250 Shares each with one installment vesting for each full day of consulting services rendered by the Holder under that certain Consulting Agreement dated as of August 1, 1996 between the Company and the Holder.

                  (b) Method of Exercise; Payment; Issuance of New Warrants; Transfer and Exchange. The Warrants may be exercised by the Holder, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by check of the then applicable Warrant Price (as such term is hereinafter defined). In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to the Holder within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Certificate shall not then have been exercised shall also be issued to the Holder within such time. All such new certificates shall be dated the date hereof and shall be identical to this Certificate except as to the number of Shares issuable pursuant thereto.

                  (c) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require the Holder to make such representations and warranties to the Company as may be required by applicable law or regulation.

         3. Stock Fully Paid; Reservation of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of Shares as are issuable upon the exercise of the Warrants.

         4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable or would have become purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the Holder, at the last address of the Holder appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to purchase. Notwithstanding anything in this Section 4(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect if upon the completion of any such Reorganization the shareholders of the Company immediately prior to such event do not own at least 50% of the equity interest of the corporation resulting from such Reorganization, and those Warrants which are unexercised shall expire on the completion of such Reorganization, if the notice required by
Section 4(e) hereof has been duly given.

                  (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to a price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of


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
which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

                  (c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

                           (i) Stock Dividends. Entitling them to receive a
dividend payable in, or other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

                          (ii) Distribution of Assets, Securities, etc. Making
any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, the Holder shall, upon the exercise thereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him as owner of that number of Shares receivable by exercise of the Warrants had he been the holder of record of such Shares on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

                  (e) Notice. In case at any time:

                           (i) The Company shall pay any dividend payable in
stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock;

                          (ii) The Company shall offer for subscription pro rata
to the holders of its Common Stock any additional shares of stock of any class or other rights;

                         (iii) There shall be any reclassification of the Common
Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or


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
                  (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of the Warrants at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4 (e) (iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the Holder at the address of the Holder as shown on the books of the Company.

                  (f) No Change in Certificate. The form of this Certificate need not be changed because of any adjustment in the Warrant Price or in the number of Shares purchasable on its exercise. The Warrant Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

         5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

         6. Nontransferability of Warrants. The Warrants may be exercised during the lifetime of the Holder only by the Holder, and may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, in whole or in part, either voluntarily or involuntarily by operation of law, other than by will or the laws of descent or distribution, without the prior written consent of the Company, which consent may be granted or withheld by the Company in its sole discretion.

         7. No Rights as Shareholder. The Holder of the Warrants, as such, shall not be entitled to vote or receive dividends or be considered a shareholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on the Holder, as such, any rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of shareholders, to receive dividends or subscription rights or otherwise.

         8. Definitions. As used in this Certificate:

                  (a) "Warrants" shall mean the rights evidenced by this Certificate.


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
         (b) "Warrant Price" shall mean $9.50, as adjusted in accordance with
Section 4 hereof.

          Dated as of August 1, 1996.


                                   TEKELEC


                                   By:
                                      ------------------------------------------
                                            Philip J. Alford, Chief Executive
                                            Officer and President

Attest:



---------------------------------------------
Ronald W. Buckly, Secretary


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
                                     TEKELEC

                                SUBSCRIPTION FORM

         (To be completed and signed only upon exercise of the Warrants)


TO:      Tekelec
         26580 West Agoura Road
         Calabasas, California 91302

         Attention:  Secretary


         The undersigned, the holder and registered owner of the attached Warrants, hereby irrevocably and unconditionally elects to exercise such
Warrants and to purchase     * shares of Tekelec Common Stock pursuant to the
terms and conditions thereof, and herewith tenders a check in the amount of $___________ in full payment of the purchase price for such shares, and requests that the certificate(s) for such shares be issued in the name of and delivered to:

                         (Please print name and address)


                      ------------------------------------

                      ------------------------------------

                      ------------------------------------

                      ------------------------------------


Dated:                                 Signature:
      ------------------------                   ---------------------------



---------------------

         *Insert here the number of shares called for on the face of the Warrants (or in the case of partial exercise, that portion as to which the Warrants is being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrants, may be deliverable upon exercise.

                                    EXHIBIT B

                            CONFIDENTIALITY AGREEMENT


         AGREEMENT, dated and made effective as of this 1st day of August, 1996, by and between Tekelec, a California corporation ("Discloser"), and Howard Oringer, a California resident ("Disclosee");

         WHEREAS, Discloser intends to provide Disclosee with certain data and other information of a confidential or proprietary nature to Discloser; and

         WHEREAS, Discloser considers certain of this information confidential but is willing to provide such information to Disclosee on a confidential basis;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. For purposes of this Agreement, the term "Confidential Information" shall mean that information of Discloser which is disclosed to Disclosee under the Consulting Agreement, dated the date hereof by and between Discloser and Disclosee (the "Confidentiality Agreement") and which is in written, graphic, recorded, photographic or any machine readable form, and which is conspicuously marked as "confidential," "proprietary" or "sensitive" or in another manner indicating its confidential and/or proprietary nature or which, in the case of oral information, is specifically identified as being confidential, proprietary or sensitive.

         2. (a) Disclosee shall use all Confidential Information for purposes in furtherance of the business objectives of Discloser and shall hold in confidence and not disclose such Confidential Information in any manner to, or permit the use thereof by, any person or persons other than persons inside Discloser who have a legitimate need to know or have access to such Confidential Information and who are first informed by Disclosee of the confidential nature of the Confidential Information and agree to maintain the confidentiality thereof. Disclosee shall use the same degree of care he uses to protect and safeguard the confidentiality of his own proprietary information to not disclose the Confidential Information. Disclosee covenants that such degree of care is reasonably designed to protect the confidentiality of Disclosee's proprietary and confidential information.

                  (b) Disclosee shall not be liable for disclosure of any such Confidential Information if the same:

                           (i) was in the public domain at the time it was disclosed;

                           (ii) was known to Disclosee prior to the time of disclosure;

                           (iii) is disclosed with the prior written approval of Discloser;

                           (iv) is or becomes publicly known through no wrongful act of Disclosee;

                           (v) was or is independently developed by Disclosee without any use of the Confidential Information;

                           (vi) becomes known to Disclosee from a source other than Discloser without breach of this Agreement by Disclosee;

                           (vii) is or has been furnished by Discloser to others not in a confidential relationship with Discloser without restrictions similar or stricter to those herein on the right of the receiving party to use or disclose; or

                           (viii) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body.

                  (c) In the event of a disclosure under subsection (b)(viii) above, Disclosee shall give Discloser written notice of such order or requirement as soon as practicable prior to disclosure of the Confidential Information.

         3. The provisions of this Agreement shall supersede the provisions of any legends which may be affixed to any Confidential Information provided by Discloser to Disclosee.

         4. This document contains the entire agreement between the parties as to the subject matter hereof and supersedes any previous or contemporaneous understandings, commitments or agreements, oral or written, as to such subject matter. This Agreement can only be amended by a written document executed by the parties hereto.

         5. This Agreement shall be governed by the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

"Discloser"                                  "Disclosee"

TEKELEC                                      HOWARD ORINGER


By:                                          Signature:
   -------------------------------------               -------------------------
     Philip J. Alford, Chief Executive
     Officer and President


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